Exhibit 99.1

GCI REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS
Consolidated Revenue of $259 million
Adjusted EBITDA of $97 million

November 4, 2015, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) today reported its third quarter 2015 results.
Growth in broadband data subscribers and ARPU coupled with strong wireless roaming drove consolidated revenues for the third quarter of 2015 to $259 million, an increase of $18 million or seven percent when compared with the third quarter of 2014.

Adjusted EBITDA for the quarter was $97 million, growing $3 million or four percent compared with the third quarter of 2014. EBITDA for the quarter was negatively affected by $4 million in AWN-related transition costs and the absence of political advertising, which was particularly strong in the third quarter of 2014. On a comparative basis, quarterly EBITDA benefited from $8 million in equipment installment plan revenue versus $7 million in the second quarter of 2015 and none in 2014. As more customers take our equipment installment plans, we are seeing a reduction in ARPU which dampens the EBITDA benefit of equipment installment revenue.
“We are pleased with our strong quarter led by roaming and backhaul revenues of $45 million”, said Ron Duncan, GCI’s president and Chief Executive Officer.  “We anticipate that this quarter will represent the high water mark of those revenues for the foreseeable future.  We have been working with our largest carrier customers to offer them a competitive alternative that will reduce their rates, eliminate the seasonality in our revenues, and retain significant traffic on our network. If we’re successful, we will have the majority of our roaming traffic on long-term contracts but cash receipts from roaming and backhaul could decrease by approximately 20 percent for 2016 as compared to 2015.”

Transition Highlights

The AWN transition remains on track. As of the end of the third quarter, we had transitioned nearly half of the newly acquired customers from the legacy billing platform onto our billing platform and LTE network.
Operating and Financial Highlights
Wireless:
The wireless segment posted revenues of $80 million for the quarter, representing a five percent increase over the third quarter of 2014 and an 18 percent increase over the prior quarter. Year-over-year growth was due to exceptionally strong roaming activity. Sequential growth was due to the seasonal nature of roaming.

The Wireless segment revenue detail is as follows:

($ millions)	3Q15	3Q14	2Q15
Wholesale Wireless	21	25	21
Roaming and Backhaul	45	38	34
USF Support	14	13	13
Total Wireless Revenue	80	76	68

Wireless segment adjusted EBITDA was $57 million for the quarter, an increase of $10 million or 21 percent over the third quarter of 2014, and a sequential increase of $12 million or 26 percent over the second quarter of 2015. Adjusted EBITDA growth was primarily driven by strong roaming revenue.
Wireline:
The wireline segment posted revenues of $178 million, a $14 million or eight percent increase over the third quarter of 2014 and a $1 million or one percent decline over the prior quarter.
Adjusted EBITDA for the quarter was $39 million. EBITDA declined by $7 million or 15 percent year-over-year. The EBITDA decline year-over-year was driven by AWN transition costs and the decline in cable advertising revenues due to strong political advertising in 2014.
Wireline - Consumer:
Consumer revenues were $88 million for the quarter, a year-over-year increase of $15 million or 21 percent. Revenue growth was driven by the inclusion of acquired wireless subscribers, equipment installment plan revenues, and strong growth in data subscribers and data ARPUs. On a sequential basis revenues were down $2 million. This was driven by a decline in wireless ARPUs, which are down due to migrating our acquired customers onto better plans and the effect of equipment installment plans.
Our high speed data product offerings continue to lead the market. In September, we strengthened that leadership position by launching our Gigabit red consumer data service in Anchorage. By the end of the year, all Anchorage homes passed by our cable plant will have access to this service, a first in the nation.
Wireline - Business Services:
Business Services revenues, which include broadcast and cable advertising revenues, were $52 million for the quarter, representing an $8 million or 13 percent decline over the third quarter of 2014 and a $1 million or two percent decline sequentially.

Year-over-year declines were driven in large part by a $6 million decline in video revenues associated with the strong political advertising market in 2014. The remainder of the decline is a result of rate compression in the commercial data market.
Wireline - Managed Broadband:
Managed Broadband revenues were $38 million for the quarter, representing a $6 million or 20 percent increase year-over-year and a $1 million or two percent increase sequentially. Managed Broadband continues to benefit from our significant infrastructure investments in rural Alaska.
SG&A

SG&A expenses were $83 million in the third quarter of 2015, up $10 million or 14 percent from a year ago and down slightly sequentially. Year-over-year growth is a result of AWN transition costs and incremental costs to serve our acquired wireless customers.

Other Events

During the quarter, GCI repurchased 0.4 million shares of its Class A common stock bringing the total shares repurchased in 2015 to 2.8 million.
Capital expenditures for the quarter totaled $47 million bringing our total for the year to $126 million.
2015 Guidance
Our 2015 guidance remains unchanged; however, we are expecting to end the year near the top of the revenue and EBITDA range.

•	Revenues are unchanged and in the range of $920 - 970 million.

•	Adjusted EBITDA remains at $310 - $335 million.

•	Core capital expenditures are unchanged and will be approximately $170 million.
Conference Call

The company will hold a conference call to discuss the financial results on Thursday, November 5, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions.
A replay of the call will be available for 72-hours by dialing 877-344-7529, access code 10069357 (International callers should dial +1-412-317-0088).

Forward-Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.
Contacts:
Kyle Jones, 907.868.7105; kjones@gci.com
David Morris, 907.265.5396, dmorris@gci.com

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GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	September 30,	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$59,689	15,402

Receivables (including $0 and $27,944 from a related party at September 30, 2015 and December 31, 2014, respectively)	189,039	212,441
Less allowance for doubtful receivables	4,695	4,542
Net receivables	184,344	207,899

Deferred income taxes	49,075	56,120
Prepaid expenses	13,068	12,179
Inventories	10,075	17,032
Other current assets	3,136	153
Total current assets	319,387	308,785

Property and equipment	2,435,768	2,341,511
Less accumulated depreciation	1,350,470	1,229,029
Net property and equipment	1,085,298	1,112,482

Goodwill	239,098	229,560
Cable certificates	191,635	191,635
Wireless licenses	86,347	86,347
Other intangible assets, net of amortization	65,053	66,015
Deferred loan and senior notes costs, net of amortization of $6,542 and $8,644 at September 30, 2015 and December 31, 2014, respectively	16,969	10,949
Other assets	27,791	52,725
Total other assets	626,893	637,231
Total assets	$2,031,578	2,058,498

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2015	2014
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$11,902	8,722
Accounts payable (including $0 and $7,447 to a related party at September 30, 2015 and December 31, 2014, respectively)	50,417	76,918
Deferred revenue	33,917	29,314
Accrued payroll and payroll related obligations	29,138	32,803
Accrued interest	26,689	6,654
Accrued liabilities	17,135	14,457
Subscriber deposits	1,100	1,212
Total current liabilities	170,298	170,080

Long-term debt, net	1,345,098	1,036,056
Obligations under capital leases, excluding current maturities (including $1,832 and $1,857 due to a related party at September 30, 2015 and December 31, 2014, respectively)	61,885	68,356
Deferred income taxes	176,007	187,872
Long-term deferred revenue	94,701	85,734
Other liabilities	73,018	43,178
Total liabilities	1,921,007	1,591,276

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 35,850 and 37,998 shares at September 30, 2015 and December 31, 2014, respectively; outstanding 35,824 and 37,972 shares at September 30, 2015 and December 31, 2014, respectively	—	13,617
Class B. Authorized 10,000 shares; issued and outstanding 3,154 and 3,159 at September 30, 2015 and December 31, 2014, respectively; convertible on a share-per-share basis into Class A common stock	2,664	2,668
Less cost of 26 Class A common shares held in treasury at September 30, 2015 and December 31, 2014	(249)	(249)
Paid-in capital	(4,931)	26,773
Retained earnings	82,020	124,547
Total General Communication, Inc. stockholders' equity	79,504	167,356
Non-controlling interests	31,067	299,866
Total stockholders’ equity	110,571	467,222
Total liabilities and stockholders’ equity	$2,031,578	2,058,498

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2015	2014	2015	2014
Revenues:
Non-related party	$258,573	225,677	731,907	636,416
Related party	—	15,048	5,283	44,991
Total revenues	258,573	240,725	737,190	681,407

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	82,717	73,971	235,860	212,821
Related party	—	2,930	881	8,236
Total cost of goods sold	82,717	76,901	236,741	221,057

Selling, general and administrative expenses:
Non-related party	82,655	71,717	249,090	211,144
Related party	—	1,066	540	3,348
Total selling, general and administrative expenses	82,655	72,783	249,630	214,492

Depreciation and amortization expense	45,157	41,705	135,563	127,843
Software impairment charge	2,571	—	29,839	—
Operating income	45,473	49,336	85,417	118,015

Other income (expense):
Loss on extinguishment of debt	—	—	(27,700)	—
Interest expense (including amortization of deferred loan fees)	(21,088)	(17,848)	(64,473)	(54,229)
Impairment of equity method investment	—	—	(12,593)	—
Derivative instrument unrealized income (loss)	30	—	(5,040)	—
Other	1,202	(563)	2,445	(1,709)
Other expense, net	(19,856)	(18,411)	(107,361)	(55,938)

Income (loss) before income taxes	25,617	30,925	(21,944)	62,077
Income tax (expense) benefit	(8,122)	(5,078)	4,957	(8,629)
Net income (loss)	17,495	25,847	(16,987)	53,448

Net income (loss) attributable to non-controlling interests	(136)	15,932	278	36,466
Net income (loss) attributable to General Communication, Inc.	$17,631	9,915	(17,265)	16,982

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$0.45	0.24	(0.45)	0.41
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$0.45	0.24	(0.45)	0.41
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$0.44	0.24	(0.45)	0.41
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$0.44	0.24	(0.45)	0.41
Common shares used to calculate Class A basic EPS	34,031	36,220	35,037	36,149
Common shares used to calculate Class A diluted EPS	38,115	39,528	38,195	39,457

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2015			Third Quarter 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$80,424	21,487	101,911	76,398	8,823	85,221
Data	—	100,245	100,245	—	92,208	92,208
Video	—	32,959	32,959	—	38,328	38,328
Voice	—	23,458	23,458	—	24,968	24,968
Total	80,424	178,149	258,573	76,398	164,327	240,725

Cost of goods sold	18,031	64,686	82,717	24,021	52,880	76,901

Contribution	62,393	113,463	175,856	52,377	111,447	163,824

Less SG&A	5,115	77,540	82,655	5,336	67,447	72,783
Share-based compensation	—	2,660	2,660	—	2,153	2,153
Accretion	126	65	191	238	121	359
Other	—	474	474	—	(359)	(359)
Adjusted EBITDA	$57,404	39,122	96,526	47,279	45,915	93,194

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2015			Second Quarter 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$80,424	21,487	101,911	67,940	22,952	90,892
Data	—	100,245	100,245	—	98,895	98,895
Video	—	32,959	32,959	—	33,542	33,542
Voice	—	23,458	23,458	—	24,199	24,199
Total	80,424	178,149	258,573	67,940	179,588	247,528

Cost of goods sold	18,031	64,686	82,717	18,335	60,921	79,256

Contribution	62,393	113,463	175,856	49,605	118,667	168,272

Less SG&A	5,115	77,540	82,655	4,032	79,015	83,047
Share-based compensation	—	2,660	2,660	—	2,613	2,613
Accretion	126	65	191	154	197	351
Other	—	474	474	—	(188)	(188)
Adjusted EBITDA	$57,404	39,122	96,526	45,727	42,274	88,001

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$207,568	62,643	270,211	208,312	24,208	232,520
Data	—	295,586	295,586	—	268,296	268,296
Video	—	100,140	100,140	—	105,207	105,207
Voice	—	71,253	71,253	—	75,384	75,384
Total	207,568	529,622	737,190	208,312	473,095	681,407

Cost of goods sold	53,897	182,844	236,741	66,234	154,823	221,057

Contribution	153,671	346,778	500,449	142,078	318,272	460,350

Less SG&A	13,649	235,981	249,630	17,188	197,304	214,492
Share-based compensation	—	8,074	8,074	—	6,124	6,124
Accretion	496	496	992	585	376	961
Other	—	(55)	(55)	—	(481)	(481)
Adjusted EBITDA	$140,518	119,312	259,830	125,475	126,987	252,462

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2015	2014	2015	2015	2014
Net income (loss)	$17,495	25,847	(15,757)	(16,987)	53,448
Income tax expense (benefit)	8,122	5,078	(6,293)	(4,957)	8,629
Income (loss) before income taxes	25,617	30,925	(22,050)	(21,944)	62,077

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	21,088	17,848	22,400	64,473	54,229
Loss on extinguishment of debt	—	—	27,700	27,700	—
Investments, net	—	—	12,593	12,593	—
Derivative instrument unrealized (income) loss	(30)	—	2,950	5,040	—
Other	(1,202)	563	(4,390)	(2,445)	1,709
Other expense, net	19,856	18,411	61,253	107,361	55,938

Operating income	45,473	49,336	39,203	85,417	118,015
Depreciation and amortization expense	45,157	41,705	45,171	135,563	127,843
Software impairment charge	2,571	—	851	29,839	—
Share-based compensation	2,660	2,153	2,613	8,074	6,124
Accretion	191	359	351	992	961
Other	474	(359)	(188)	(55)	(481)
Adjusted EBITDA (Note 1)	$96,526	93,194	88,001	259,830	252,462

Notes:
(1) The sum of net income (loss), interest expense (including amortization of deferred loan fees), interest income, income taxes, depreciation and amortization expense, loss on extinguishment of debt, software impairment charge, derivative instrument unrealized (income) loss, share-based compensation, accretion expense, loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions, gains and impairment losses on equity and cost method investments, and other non-cash adjustments plus imputed interest on financed devices. Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2015				Third Quarter 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$19,451	2,036	—	21,487	7,989	834	—	8,823
Data	32,465	35,238	32,542	100,245	28,755	36,857	26,596	92,208
Video	28,483	4,476	—	32,959	27,896	10,432	—	38,328
Voice	7,420	10,316	5,722	23,458	7,972	11,657	5,339	24,968
Total	$87,819	52,066	38,264	178,149	72,612	59,780	31,935	164,327

(Amounts in thousands)
	Third Quarter 2015				Second Quarter 2015
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$19,451	2,036	—	21,487	20,705	2,247	—	22,952
Data	32,465	35,238	32,542	100,245	32,034	35,485	31,376	98,895
Video	28,483	4,476	—	32,959	28,921	4,621	—	33,542
Voice	7,420	10,316	5,722	23,458	7,729	10,480	5,990	24,199
Total	$87,819	52,066	38,264	178,149	89,389	52,833	37,366	179,588

(Amounts in thousands)
	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$56,566	6,077	—	62,643	21,840	2,368	—	24,208
Data	95,771	107,021	92,794	295,586	83,012	107,251	78,033	268,296
Video	86,629	13,511	—	100,140	82,016	23,191	—	105,207
Voice	22,950	31,502	16,801	71,253	24,696	34,757	15,931	75,384
Total	$261,916	158,111	109,595	529,622	211,564	167,567	93,964	473,095

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2015		September 30, 2015
				as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2015	2014	2015	2014	2015	2014	2015
Wireline Segment
Consumer
Data
Cable modem subscribers	124,300	117,000	122,300	7,300	2,000	6.2%	1.6%
Video
Basic subscribers	113,600	115,900	112,900	(2,300)	700	(2.0)%	0.6%
Digital programming tier subscribers	59,500	64,200	60,000	(4,700)	(500)	(7.3)%	(0.8)%
HD/DVR converter boxes	110,700	105,600	108,300	5,100	2,400	4.8%	2.2%
Homes passed	251,200	248,000	249,600	3,200	1,600	1.3%	0.6%
Voice
Local access lines in service	51,000	55,900	52,000	(4,900)	(1,000)	(8.8)%	(1.9)%
Business Services
Data
Cable modem subscribers	14,200	14,200	14,400	—	(200)	—%	(1.4)%
Voice
Local access lines in service	47,100	47,400	47,200	(300)	(100)	(0.6)%	(0.2)%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	28,100	25,600	28,400	2,500	(300)	9.8%	(1.1)%
Consumer prepaid lines in service	27,100	11,700	26,700	15,400	400	131.6%	1.5%
Consumer postpaid lines in service	146,700	91,000	151,800	55,700	(5,100)	61.2%	(3.4)%
Business Services postpaid lines in service	30,000	18,600	29,200	11,400	800	61.3%	2.7%
Total wireless lines in service	231,900	146,900	236,100	85,000	(4,200)	57.9%	-1.8%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2015		September 30, 2015
	Three Months Ended			as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2015	2014	2015	2014	2015	2014	2015
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$80.85	$80.22	$84.60	$0.63	$(3.75)	0.8%	(4.4)%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$84.87	$80.20	$83.93	$4.67	$0.94	5.8%	1.1%

Wireless
Average monthly revenue per subscriber	$44.24	$50.87	$47.26	$(6.63)	$(3.02)	(13.0)%	(6.4)%